Exhibit 99.1

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Cynthia Hoye

Cynthia.Hoye@MarketSmartNow.com

408.239.0717

Scio Diamond Reports Third Quarter FY 2016 Results

Lab-grown diamond producer continues advances in development of colorless and pink diamonds

GREENVILLE, SC, February 12, 2016 – Scio Diamond Technology Corp. (OTCBB: SCIO), a leading lab-grown diamond producer, announced financial results for the fiscal 2016 third quarter ended December 31, 2015.

“We are pleased to report revenue growth, albeit below expectation. October and November production and sales of white gemstone material were good and we anticipated even stronger growth in December” explained Gerald McGuire, president and CEO. “But, our business and factory were interrupted with a shut down mid-December which impacted the quarter overall.”

The Company experienced a water leak in our facility in December 12, 2015 causing damage to our diamond growers and a temporary interruption in production.   The factory was operating again within a number of days, and is currently operating in excess of 80% of capacity.  The delay in resuming full production capacity is due to the lead-time on the ordering of certain parts, and full operations may not resume until the end of February 2016.  The shutdown had a significant negative impact on revenue for December 2015 and January 2016 and delays the Company’s attainment of its near-term business objectives.  The Company is working with its insurance carrier to cover the expense related to the production shutdown and the cost of the business interruption. “Our team did an outstanding job in bringing our grower equipment back on line quickly, and minimizing the factory down time,” McGuire said.

Scio Diamond began delivering fancy color pink and colorless gems to the market during the summer. All of the company’s gems are certified by recognized gem grading organizations, including the International Gemological Institute (IGI) and the Gemological Institute of America (GIA).

Third Quarter Results, 3 Months Ended December 31, 2015

Scio Diamond generated total revenue of $125,677 in Q3 FY 2016, an increase of 15%, or $16,319, from $109,358 in total revenue in Q3 FY 2015. The increase related primarily to increases in products sold. The Company projected this increase in revenue to be substantially higher; however, the water leak in our facility in mid-December 2015 caused damage to our diamond growers and temporarily halted production.  Product that was growing at the time of the shutdown terminated early and was not marketable.

Cost of goods sold for Q3 FY 2016 was $689,572, an increase of 39%, or $194,162, from $495,410 for Q3 FY 2015. The increase in cost of goods sold was primarily due to the increases in products sold and manufacturing costs incurred during the production shutdown when we did not receive the attendant benefits of generating material for sale.

Salaries and benefits expense for Q3 FY 2016 was $263,176, an increase of $135,508, from $127,668 for Q3 FY 2015. The increase was primarily due to the Company recognizing $136,824 in non-cash stock based compensation expense in Q3 FY 2016 that were not included in the prior year quarter.

Professional and consulting fees for Q3 FY 2016 were $99,201, a decrease of $43,498 from $142,699 for Q3 FY 2015.

Other operating expenses, consisting of rent and facilities, marketing, and general and administrative expenses, were $130,115 for Q3 FY 2016, a decrease of $20,189, from $150,304 for the year-ago quarter. The decrease in other operating expenses in Q3 FY 2016 was primarily due to the company recognizing loan amortization fees resulting from its debt refinancing in Q3 FY2015 that were not incurred in Q3 FY2016.

Depreciation and amortization expense was $198,621 for Q3 FY 2016, compared to $199,931 for Q3 FY 2015.

There were no on-time items for Q3 FY 2016; however, during Q3 FY 2015 the company incurred a one-time item for the forgiveness of legal liabilities of $(165,453) due to a settlement with a former company vendor.

Loss from operations in Q3 FY 2016 was $(1,255,008), compared to $(1,259,266) for the year-ago quarter. The net loss in Q3 FY 2016 was $(1,262,081) a $57,210 improvement from the net loss in Q3 FY 2015 of $(1,319,291).

Cash and cash equivalents were $104,184 at September 30, 2015 versus $767,214 at March 31, 2015. This decrease in cash was due to the cash used in operations and capital investment exceeding funds raised in our capital offering during the fiscal year.

About Scio Diamond

Scio Diamond employs a patent-protected chemical vapor deposition process to produce high-quality, single-crystal near colorless and fancy-colored diamonds for the jewelry market in a controlled laboratory setting. Lab-grown diamonds are chemically, physically and optically identical to “earth-mined” diamonds. Scio’s technology offers the flexibility to produce lab-grown diamonds in size, color and quality combinations that are rare in earth-mined diamonds. Scio also delivers diamond materials for advanced industrial, medical and semiconductor applications. www.sciodiamond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Scio to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “would,” “forecast,” “potential,” “continue,” “contemplate,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. Actual results of the Company could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company has no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The condensed statements of operations, balance sheets and cash flows are unaudited.

SCIO DIAMOND TECHNOLOGY CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months ended December 31, 2015 and 2014

(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Revenue
Product revenue, net	$125,677	$109,358	$534,144	$292,672
Licensing revenue	—	—	—	375,000

Revenue, net	125,677	109,358	534,144	667,672

Cost of goods sold
Cost of goods sold	689,572	495,410	1,566,218	1,277,178

Gross deficit	(563,895)	(386,052)	(1,032,074)	(609,506)

General and administrative expenses

Salaries and benefits	263,176	127,668	720,867	688,368
Professional and consulting fees	99,201	142,699	195,266	309,695
Rent, equipment lease and facilities expense	39,145	36,772	119,119	108,803
Marketing costs	18,292	13,198	74,938	32,065
Corporate general and administrative	72,678	100,334	304,856	282,593
Depreciation and amortization	198,621	199,931	595,503	600,179
Forgiveness of severance/legal liabilities	—	(165,453)	(137,561)	(165,453)
Loss on impairment of in-process research and development	—	418,065	—	418,065

Loss from operations	(1,255,008)	(1,259,266)	(2,905,062)	(2,883,821)

Other expense
Income from joint venture - RCDC	24,667	—	59,368	—
Interest expense	(31,740)	(60,025)	(103,070)	(192,190)

Net loss	$(1,262,081)	$(1,319,291)	$(2,948,764)	$(3,076,011)

Loss per share
Basic:
Weighted average number of shares outstanding	61,759,291	53,701,988	58,901,542	51,705,910
Loss per share	$(0.02)	$(0.02)	$(0.05)	$(0.06)
Fully diluted:
Weighted average number of shares outstanding	61,759,291	53,701,988	58,901,542	51,705,910
Loss per share	$(0.02)	$(0.02)	$(0.05)	$(0.06)

SCIO DIAMOND TECHNOLOGY CORPORATION

CONDENSED BALANCE SHEETS

As of December 31, 2015 and March 31, 2015

	December 31,	March 31,
	2015	2015
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$104,184	$767,214
Accounts receivable	245,098	243,929
Deferred contract costs	178,066	179,969
Inventory, net	164,547	295,760
Prepaid expenses	35,593	57,012
Prepaid rent	23,050	23,050

Total current assets	750,538	1,566,934

Property, plant and equipment
Facility	904,813	904,813
Manufacturing equipment	3,412,777	2,927,761
Other equipment	75,924	71,059
Construction in progress	11,106	207,252
Total property, plant and equipment	4,404,620	4,110,885
Less accumulated depreciation	(2,002,705)	(1,543,652)
Net property, plant and equipment	2,401,915	2,567,233

Intangible assets, net	7,466,818	8,047,948
Prepaid rent, noncurrent	1,950	19,238
Investment in joint venture – RCDC	89,409	30,041

TOTAL ASSETS	$10,710,630	$12,231,394

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$566,226	$708,760
Customer deposits	9,864	38,603
Deferred revenue	215,480	215,375
Accrued expenses	252,001	517,942
Current portion of notes payable	64,182	—
Current portion of capital lease obligations	167,614	—

Total current liabilities	1,275,367	1,480,680

Notes payable	2,227,551	2,500,000
Capital lease obligation, non-current	26,875	—
Other liabilities	95,950	118,092

TOTAL LIABILITIES	3,625,743	4,098,772

Common stock $0.001 par value, 75,000,000 shares authorized; 63,644,291 and 56,531,499 shares issued and outstanding at December 31, 2015 and March 31, 2015, respectively	63,645	56,532
Additional paid-in capital	28,708,921	26,815,005
Accumulated deficit	(21,687,679)	(18,738,915)

Total shareholders’ equity	7,084,887	8,132,622

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,710,630	$12,231,394

SCIO DIAMOND TECHNLOGY CORPORATION
CONDENSED STATEMENTS OF CASH FLOW
For the Nine Months Ended December 31, 2015 and 2014

(Unaudited)

	Nine Months Ended	Nine Months Ended
	December 31, 2015	December 31, 2014

Cash flows from operating activities:
Net loss	$(2,948,764)	$(3,076,011)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,046,032	1,111,209
Loss on impairment of in-process research and development	—	418,065
Expense for stock and inventory issued in exchange for services	—	34,200
Employee stock-based compensation	324,791	155,000
Income from joint venture – RCDC	(59,368)	—
Inventory write down	—	68,722
Changes in assets and liabilities:
Decrease/(increase) in accounts receivable and deferred revenue	(1,064)	10,866
Decrease in other receivables	—	89,192
Decrease/(increase) in prepaid expenses, rent, and deferred contract costs	34,760	(68,625)
Decrease/(increase) in inventory and other assets	131,213	(131,107)
Decrease in accounts payable	(153,641)	(104,441)
Decrease in customer deposits	(28,739)	(127,459)
Increase/(decrease) in accrued expenses	(265,941)	76,866
Increase/(decrease) in other liabilities	(22,142)	25,461

Net cash used in operating activities	(1,942,863)	(1,518,062)

Cash flows from investing activities:
Purchase of property, plant and equipment	(282,627)	(26,007)
Investment in joint venture - RCDC	—	(1,000)

Net cash used in investing activities	(282,627)	(27,007)

Cash flows from financing activities:
Proceeds from note payable	—	2,153,615
Proceeds from the exercise of stock options	11,238	—
Proceeds from sale of common stock	1,565,000	2,000,000
Payments on capital lease obligations	(5,511)	—
Payments on notes payable	(8,267)	(1,565,675)

Net cash provided by financing activities	1,562,460	2,587,940

Change in cash and cash equivalents	(663,030)	1,042,871
Cash and cash equivalents, beginning of period	767,214	47,987

Cash and cash equivalents, end of period	$104,184	$1,090,858

Supplemental cash flow disclosures:
Cash paid for:
Interest, includes capitalized interest of $19,031 and $0	$102,890	$48,000
Income taxes	$—	$—

Non-cash investing and financing activities:
Payment of accrued expenses with stock	$—	$55,657
Purchase of property, plant and equipment in accounts payable	$11,107	$—
Re-classification of debt to capital lease due to completion of sale leaseback transaction	$200,000	$—